                                 Exhibit 10.7
           Confidentiality Agreement Dated November 1, 1999 Between
                     BioLynx.Com, Inc. and Barbara A. Bean

                                                                    Exhibit 10.7
                           CONFIDENTIALITY AGREEMENT


                                    PARTIES

  This Confidentiality Agreement, is between BioLynx, Inc., a business located at 5617 Grissom Road, San Antonio, Texas 78238 (and hereinafter "BioLynx") and Barbara A. Bean (hereinafter "Receiving Party").

                                   RECITALS

  Whereas, in connection with certain proposed business transactions ("Projects") products or information in the nature of product designs, illustrations, prototypes and software may be provided by BioLynx to Receiving Party and certain of Receiving Party's affiliates for the purposes of manufacturing, tooling, mold designing, advertising, marketing and other means in furtherance of or including, but not limited to, product sales, production, licensing or other rights thereto;

  Whereas preliminary to a Project, or during the course of a Project certain proprietary works may be produced or disclosed;

  Whereas, all proprietary works produced by Receiving Party at the direction of BioLynx are conveyed to BioLynx and are not made available to third parties, or used for personal gain by Receiving Party regardless of whether such works were produced or disclosed to Receiving Party, or any other party, before or after the date hereof; and

  Whereas, it is agreed that Receiving Party is willing to covenant not to make available any works disclosed by BioLynx or produced for BioLynx at the direction of BioLynx.

  NOW, THEREFORE, BioLynx and Receiving Party hereby agree as follows:

                 1.  OWNERSHIP OF DISCLOSED PROPRIETARY ITEMS

  By disclosing information (including, but not limited to, product designs, illustrations, prototypes and software), BioLynx does not grant any express or implied license or other rights to or under patents, copyrights, trademarks, service marks or trade secret information of BioLynx.

                         2.  CONFIDENTIAL INFORMATION

  Receiving Party shall not divulge or communicate to any person (other than those whose province it is to know the same or with proper authority) any of the trade secrets or other confidential information of BioLynx, BioLynx's subsidiaries and/or affiliated persons or entities which may have been received or obtained during the course of this Agreement. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

  For purposes of this Agreement, the term "Confidential Information" shall include, without limitation, information (including product designs, illustrations, prototypes, and software), records, know-how, technology, business plans, policies, strategies and/or practices, trade secrets, written documentation, electronic files, computer programs, illustrations, edited works, and financial and/or operating data relating to BioLynx or BioLynx's existing or potential Business policies or practices.

                          3.  FAILURE OF TRANSACTION

  All information and all copies of information (including all product designs, illustrations, prototypes and software) will either be destroyed or returned to BioLynx upon request, in the event negotiations for Project are terminated. Receiving Party agrees not to retain any copy, summary or extract of Information provided to it by BioLynx. Upon request of BioLynx, Receiving Party shall provide a certification from an appropriate officer that the requirements of this paragraph have been satisfied in full.

                           4.  MANDATORY DISCLOSURE

  In the event that Receiving Party or anyone to whom Receiving Party transmits Information pursuant to this Agreement becomes compelled by law or by any court or governmental agency to disclose any of the Information, Receiving Party will provide BioLynx with prompt notice prior to the disclosure so that BioLynx may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that BioLynx waives compliance with the provisions of this Agreement, Receiving Party will furnish only that portion of the Information which is believed to be legally required and will exercise its best efforts to obtain assurance that confidential treatment will be accorded the Information.

                         5.  ADDITIONAL NONDISCLOSURE

  Receiving Party agrees that, without the prior written consent of BioLynx, it will not disclose to any other person or entity the fact that Information has been made available by BioLynx, that discussion or negotiations are taking place concerning a possible transaction involving either BioLynx or Receiving Party, or any of the terms, conditions or other facts with respect to such possible transaction.

                               6.  CHOICE OF LAW

  The laws of the State of Texas govern any interpretation of the provisions of this Agreement without regard to Conflict of Law principles.

                             7.  INJUNCTIVE RELIEF

  Receiving Party acknowledges that in the event of any breach of this Agreement by Receiving Party, Receiving Party affiliates, agents representatives or employees, BioLynx shall be irreparably harmed, and remedies at law may be inadequate to protect against breach of this Agreement, and Receiving Party hereby agrees in advance to the granting of injunctive relief in favor of BioLynx without proof of actual damages, in addition to any right at law to damages (including reasonable attorneys' fees and costs) arising out of or resulting from such breach.

  IN WITNESS WHEREOF, the parties hereto confirm, Accept and Agree to the foregoing Agreement by executing herein below.


BioLynx, Inc.:                           RECEIVING PARTY:
-------------                            ---------------

                                                Barbara A. Bean


/s/ PATRICK E. TOLLE                     /s/ BARBARA A. BEAN
--------------------------------           ---------------------------------
By:  PATRICK E. TOLLE                         By:  BARBARA A. BEAN
     ---------------------------                   -------------------------


Title:  Chief Operations Officer         Title:  Chief Financial Officer
        ------------------------                 ---------------------------

Date:  11/01/99                               Date:  11/01/99
       -------------------------                     -----------------------